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                         [BAKER & HOSTETLER LETTERHEAD]

                                October 24, 1996






Scripps Howard, Inc.
312 Walnut Street
Cincinnati, Ohio 45202


Gentlemen:

                  As counsel for Scripps Howard, Inc., an Ohio corporation (the "Company"), we are familiar with the Company's Nonemployee Directors' Stock Option Plan (the "Plan") and the registration under the Securities Act of 1933 (the "Act") on Form S-8 of 50,000 Class A Common Shares, $.01 par value, of the Company (the "Shares") reserved for issuance under the Plan.

                  Based upon our examination of the Plan and such other documents as we have deemed relevant hereto, we are of the opinion that the Shares, when issued and paid for pursuant to the Plan, will be validly issued and outstanding, fully paid and nonassessable.

                  We hereby consent to the filing of this opinion as Exhibit No. 5 to the Registration Statement on Form S-8 relating to the Shares and the Plan.

                                            Very truly yours,



                                            BAKER & HOSTETLER